Exhibit 10.9

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into by and between Cano Petroleum Inc., a Delaware corporation with its principal executive offices in Fort Worth, Texas (the “Company”), and John Lacik, an individual currently residing in Fort Worth, Texas (“Employee”), effective as of the 1st day of May 2005 (the “Effective Date”).

WHEREAS, the Company and Employee entered into that certain Employment Agreement dated May 1, 2005 (the “Agreement”); and

WHEREAS, the Company and Employee now desire to amend, alter, modify and change the terms and provisions of the Agreement, as follows.

NOW THERFORE, for and in consideration of the mutual benefits to be obtained hereunder, the payment by Company to Employee of the sum of $9,006.81 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Company and Employee do hereby agree to amend, alter, modify and change the Agreement as follows:

 Paragraph 4. (e) Signing Bonus: of the Agreement is deleted in its entirety.

Except as specifically amended, altered, modified and changed hereby, the Agreement remains in full force and effect as originally written.

Signatures

To evidence the binding effect of the covenants and agreements described above, the parties hereto have executed this Agreement effective as of the date first above written.

THE COMPANY:

CANO PETROLEUM, INC.

By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
President

EMPLOYEE:

/s/ John Lacik
John Lacik